UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California, 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on June 1, 2011. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of eight members of the Company’s board of directors for terms expiring at the 2012 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Jason Aryeh	6,594,555	3,175,999	16,928,619
Todd C. Davis	7,136,117	2,634,437	16,928,619
John L. Higgins	9,561,082	209,472	16,928,619
David M. Knott	9,547,345	223,209	16,928,619
John W. Kozarich	9,586,548	184,006	16,928,619
John L. LaMattina	9,666,960	103,594	16,928,619
Sunil Patel	9,612,577	157,977	16,928,619
Stephen L. Sabba	9,542,392	228,162	16,928,619

Proposal 2. The ratification of the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2011. In accordance with the results below, the selection of Grant Thornton LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,780,521	119,546	28,551	—

Proposal 3. The approval of the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. In accordance with the results below, the advisory resolution approving the compensation of the Company’s name executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,566,561	100,444	103,548	7,158,066

Proposal 4. Whether the stockholder vote to approve the compensation of the Company’s named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years. In accordance with the results below, the Company’s Stockholders voted in favor of conducting an advisory vote on the compensation of the Company’s named executive officers once every year.

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
6,106,513	72,614	3,563,864	27,562	7,158,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 3, 2011	By:	/S/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary